
    Chittenden Corporation
    Consolidated Balance Sheets (Unaudited)


                                                      September 30, December 31
                                                          1994          1993
                                                      ------------- -----------
    ASSETS                                                  (In Thousands)

    Cash and Cash Equivalents                            $98,492      $195,163

    Investment Securities Available For Sale             217,995             -

    Investment Securities Held For Sale (Market
    Value $152,205,000  in 1993)                               -       150,743

    Investment Securities Held For Investment (Market
    Value  $9,741,000 in 1994; and $2,250,000 in 1993)    10,223         2,250


    Loans:
        Commercial                                       113,712       107,722
      Real Estate:
        Residential                                      397,883       398,014
        Commercial                                       206,863       206,601
        Construction                                      12,710        13,747
                                                       ---------     ---------
          Total Real Estate                              617,456       618,362
        Consumer                                         137,096       124,412
                                                       ---------     ---------
    Total Loans                                          868,264       850,496
      Less:  Allowance for Possible Loan Losses          (19,089)      (18,917)
                                                       ---------     ---------
    Net Loans                                            849,175       831,579
                                                       ---------     ---------
    Mortgage Loans Held for Sale                           1,895        11,646
    Premises and Equipment                                16,433        16,333
    Accrued Interest Receivable                            9,318         6,341
    Other Real Estate Owned                                1,125         2,619
    Net Deferred Tax Asset                                11,403         9,179
    Other Assets                                           7,534         5,150
                                                       ---------     ---------
    Total Assets                                      $1,223,593    $1,231,003
                                                       =========     =========
    LIABILITIES AND STOCKHOLDERS' EQUITY

    Liabilities:
    Deposits:
      Demand                                            $166,750      $159,323
      Savings                                            514,968       496,692
      Time:
        Certificates of Deposit $100,000 and Over         57,938        62,640
        Other Time Deposits                              300,072       316,109
                                                       ---------     ---------
    Total Deposits                                     1,039,728     1,034,764
                                                       ---------     ---------
    Short-Term Borrowings                                 61,133        79,078
    Accrued Expenses and Other Liabilities                19,651        19,450
                                                       ---------     ---------
    Total Liabilities                                  1,120,512     1,133,292
                                                       ---------     ---------
    Stockholders' Equity:
      Common Stock - $1 Par Value
        Authorized - 30,000,000 Shares
        Issued - 6,479,583 Shares in 1994; and             6,480         6,461
        6,460,584 in 1993
      Surplus                                             51,479        51,228
      Retained Earnings                                   52,250        43,056
    Treasury Stock - At Cost, 241,402 Shares in 1994;
          248,129 in 1993                                 (2,901)       (2,982)
    Valuation Allowance for Net Unrealized Losses on
      Investment Securities Available for Sale (Net of    (4,111)          (21)
      Taxes)
    Unearned Portion of Employee Restricted Stock           (116)          (31)
                                                       ---------     ---------
    Total Stockholders' Equity                           103,081        97,711
                                                       ---------     ---------
    Total Liabilities and Stockholders' Equity        $1,223,593    $1,231,003
                                                       =========     =========

    Certain amounts for 1993 have been reclassified to conform with 1994 classifications.
